Exhibit 10.25

CONSULTING AGREEMENT

CONSULTING AGREEMENT dated as of October 28th, 2015 (this “Agreement”) by and between GrowGeneration California Corp., a Delaware Corporation (the “Company”) and Troy Sowers, (“Consultant”), an individual who resides at Troy Sowers California

RECITALS

WHEREAS, the Company wishes to engage the Consultant to provide services to the Company, and the Consultant wishes to be so engaged and to provide such services, on the terms and provisions, and subject to the conditions, set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Engagement and Services.

1.1             The Company agrees to and does hereby engage the Consultant, and the Consultant agrees to and does hereby accept engagement by the Company to (i) maximize awareness of the Company’s brand, stores and products; (ii) identify strategic partners, growers and other potential customers for the Company; and (iii) negotiate and close on sales of the Company’s products to growers and other potential customers (which growers and potential customers identified by the Consultant shall be defined as “New Clients” herein). For purposes of this Agreement, New Clients shall not include any customers or clients with whom the Consultant has done business prior to the date of this Agreement (ie the customers identified on Exhibit A).

1.2             The Consultant shall deliver a list of all customers to the Company upon execution of this Agreement, a copy of which shall be attached hereto as Exhibit A. The Consultant hereby authorizes the Company to contact and/or transact business with any of such customers.

1.3             The names and date of initial contact with all New Clients shall be delivered in writing to the COO of the Company. If approved by the Company’s COO, the Consultant shall be eligible to earn sales compensation for sales of goods and/or services by the Company to the approved New Clients as provided in Section 3.2 of this Agreement.

1.4             The Company shall provide the Consultant with marketing support, including online and print materials, to assist the Consultant in its duties hereunder.

1.5             The Consultant shall render to the Company the services described above, with respect to which the Consultant shall apply its best efforts and attention to perform its duties hereunder and advance the interests of the Company. The Consultant shall report to the Chief Operating Officer and such other persons as the Chief Operating Officer may direct.

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1.6             The Consultant represents and warrants that all information relating to the Company and its products, including brands, description and prices that Consultant delivers to potential customers shall be complete and accurate in all material respects.

1.7             The Company reserves the right to approve in advance any use or reference to the Company’s name, likeness, image or brand in any way.

1.8             The Consultant is not authorized or entitled, nor does it have the right to bind or commit the Company (legally or otherwise) to any agreement. Any and all agreements or arrangements with third parties binding or committing the Company shall be set forth in a written document executed by an authorized representative of the Company and the Company shall be solely responsible for all obligations under such agreements.

2.             Term; Engagement Period. The Term of this Agreement shall commence on the date hereof and shall continue for a period of one (1) year, subject to renewal for an additional period of one (1) year upon the mutual consent of both of the parties hereto. Notwithstanding the foregoing, neither party shall be obligated to extend this Agreement after the initial one (1) Term. The period during which Consultant shall serve in such capacity shall be deemed the “Term” or the “Engagement Period” and shall hereinafter be referred to as such.

3.             Compensation.

3.1             During the twelve (12) months of the Engagement Period, the Company shall pay the Consultant compensation of $1,200 per month.

3.2             For the referral of New Clients and new business by the Consultant during the Engagement Period and in consideration of the Consultant’s having entered into this agreement, the Company agrees to pay consultant compensation equal to 25% of the gross profit on all goods and services sold by the Company to the New Clients. Gross profit shall mean the total dollar amount of all sales generated from sales to New Clients at their invoiced price, less amounts for cost of goods sold, credit card processing fees, sales discounts, customer deductions and returns. Gross profit will be calculated each month and paid to the Consultant by the 10th day of the month following the month in which such sales were made.

3.3             Upon execution of this Agreement, the Company will grant the Consultant five (5) year options to acquire up to 25.000 shares of the Company’s common stock at a price of $.66 per share.

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4.             Relationship. Consultant shall be an independent contractor and not an employee of the Company. The Consultant shall pay all expenses related to Consultants services hereunder, including insurance, license and permit fees related to Consultants business.  Notwithstanding the foregoing, the Company may (but shall not be obligated) to pay or reimburse the Consultant for some expenses, provided however that any expenses must first be agreed in writing (including by email) by the Company to be eligible for reimbursement. The Consultant shall be responsible to pay all city, state, county and federal taxes for compensation earned hereunder. This Agreement shall not be construed to create between the Company and Consultant the relationship of principal or agent, employer and employee, joint venturers or co-partners. All intellectual property, ideas, innovation, discoveries, inventions and other rights that are developed, in whole or in part, by the Consultant or its affiliates during the course of Consultant’s engagement hereunder shall be deemed the sole property of the Company. It being expressly understood that Consultant has developed his own nutrient line and Consultant shall have the right to sell said nutrients to vendors but not current customers of MadMax without the written permission of the Company. In addition Consultant shall have the right to work as a Sales Person for a Product company but can not sell product to any current or future customers of MadMax or GrowGeneration.

5.             Non-Circumvent; Non-Compete; Confidentiality. During the Term of this Agreement, the Company may introduce the Consultant to its employees, management, consultants and individuals and companies who may be potential clients or customers of the Company. The Consultant hereby agrees that it will not make any contract or contact with, deal with, or otherwise engage in any commercial transaction with any of such Persons without the written permission of the Company. The Consultant further agrees that it will not hire, engage or otherwise enter into a commercial transaction with any officer, director, employee or consultant of the Company during the Term of this Agreement and for a period of two (2) years after the Termination of this Agreement without the prior written consent of the Company. The Consultant covenants and agrees that during the Term of this Agreement and a period of two (2) year thereafter, the Consultant shall not, directly or indirectly, manage, operate or control, or participate in the ownership, management, operation or control of, or otherwise become interested in (whether as an owner, stockholder, member, partner, lender, consultant, Consultant, officer, director, agent, supplier, distributor or otherwise) any business which is competitive with the business of the Company or any of its subsidiaries or affiliates, or, directly or indirectly, induce or influence any person that has a business relationship with the Company or any of its subsidiaries or affiliates to discontinue or reduce the extent of such relationship. The Consultant agrees to keep confidential all written information relating to the Company’s pricing, products, planning, marketing strategies, ideas, know-how, customers, suppliers, sales estimates, business plans, client lists, profit margins, media lists, databases, formulas and any other information and to not disclose any of same to any party. Consultant agrees that any contacts, referrals provided to the Company shall be the intellectual property of the Company.

6.             Termination. This Agreement may be terminated prior to the end of the Engagement Period by either party on seven (7) days written note to the other party. In the event that this Agreement is terminated, all obligations of the parties shall thereupon immediately terminate, except that Consultant shall be entitled to receive compensation as provided for herein to the extent it was earned prior to the Termination date.

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7.             General Provisions.

7.1             Notices. All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person or mailed by certified mail, return receipt requested, to the address as included in the Company’s records or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. Any party hereto may change its or his address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the manner aforesaid to the other party hereto.

7.2             Benefit of Agreement and Assignment. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective executors, administrators, successors and assigns; provided, however, that Consultant may not assign any of his rights or duties hereunder except upon the prior written consent of the President of the Company.

7.3             Applicable Law. IRRESPECTIVE OF THE PLACE OF EXECUTION OR PERFORMANCE, THE TERMS AND CONDITIONS OF THIS AGREEMENT SHALL BE INTERPRETED, GOVERNED BY, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH AND UNDER THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS ENTERED INTO AND WHOLLY PERFORMED THEREIN WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PROVISIONS. THE PARTIES CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE STATE OF DELAWRE FOR ALL PURPOSES IN CONNECTION WITH ANY ACTION OR PROCEEDING INVOLVING A CLAIM, DISPUTE OR CONTROVERSY WITH RESPECT TO THIS AGREEMENT NOT OTHERWISE SUBJECT TO BINDING ARBITRATION AS SET FORTH UNDER SECTION 7.11 OF THIS AGREEMENT.

7.4             Captions. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience of reference only and are not intended to be part of or to effect the meaning or interpretation of this Agreement.

7.5             Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

7.6             Entire Agreement. This Agreement contains the entire Agreement of the parties, and supersedes any and all other Agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or Agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which is not embodied herein, and that no other Agreement, statement or promise not contained in this Agreement shall be valid or binding.

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7.7             Amendments. This Agreement may be modified or amended only by an Agreement in writing signed by the Company and Consultant.

7.8             Waiver. No waiver of any provision hereof shall be valid unless made in writing and signed by the party making the waiver. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

7.9             Authority. Each party hereto represents and warrants that it or he has the power and authority to execute and deliver this Agreement and to perform its or his obligations hereunder.

7.10           Compliance with Laws and Policies. Consultant agrees that he will at all times comply strictly with all applicable laws and all current and future policies of the Company.

7.11           Arbitration. Any dispute or controversy arising under or in connection with this Agreement, other than matters pertaining to injunctive relief, including, without limitation, temporary restraining orders, preliminary injunctions and permanent injunctions, shall, upon the written demand of either party served upon the other party, be submitted to arbitration. Such arbitration shall be held in the City of Denver, State of Colorado, and conducted in accordance with the Rules of the American Arbitration Association.

IN WITNESS WHEREOF, the parties hereto have executed the above Agreement as of the day and year first above written:

GROWGENERATION CALIFORNIA CORP.

By:	/s/ Darren Lampert
Name:	Darren Lampert
Title:	CEO

CONSULTANT

By:	/s/ Troy Sowers
Name:	Troy Sowers

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